Exhibit 99.1

ShiftPixy, Inc. Announces Pricing of $12 Million Public Offering

MIAMI, October 9, 2020 -- ShiftPixy, Inc. (the “Company”) (Nasdaq: PIXY), a Florida-based gig engagement platform provider, today announced the pricing of an underwritten public offering with expected total gross proceeds of $12,000,000, before deducting underwriting discounts, commissions and other offering expenses payable by the Company.

The securities offered by the Company consist of 4,000,000 shares of common stock together with warrants (the “Warrants”) to purchase up to 2,000,000 shares of common stock. Each share of common stock and accompanying Warrant are being sold together at a combined public offering price of $3.00. The Warrants will have an exercise price of $3.30 per share, will be immediately exercisable and will expire five (5) years from the date of issuance. The Company has granted the underwriter a 45-day option to purchase up to an additional 600,000 shares of common stock and/or Warrants to purchase up to 300,000 shares of common stock to cover over-allotments, if any.

The Company intends to use the net proceeds from this offering for general corporate purposes, including working capital, operating expenses and capital expenditures. The offering is expected to close on or about October 14, 2020, subject to customary closing conditions.

A.G.P./Alliance Global Partners is acting as the sole book-running manager for the offering.

This offering is being made pursuant to an effective registration statement on Form S-1 (No. 333-240136) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective on October 8, 2020. The offering is being made only by means of a prospectus. A final prospectus relating to the proposed offering will be filed and made available on the SEC’s website. A copy of the final prospectus relating to the offering may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022 or via telephone at 212-624-2060 or email: prospectus@allianceg.com. Before investing in this offering, interested parties should read the prospectus.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ShiftPixy

ShiftPixy (Nasdaq: PIXY) provides a disruptive human capital management platform, revolutionizing employment in the Gig Economy by delivering a next-gen mobile engagement technology to help businesses with shift-based employees navigate regulatory mandates, minimize administrative burdens and better connect with a ready-for-hire workforce. With expertise rooted in management's nearly 25 years of workers' compensation and compliance programs experience, ShiftPixy adds a needed layer for addressing compliance and continued demands for equitable employment practices in the growing Gig Economy.

Forward Looking Statements

The information provided in this release includes forward-looking statements, the achievement or success of which involves risks, uncertainties, and assumptions. These forward-looking statements are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Although such forward-looking statements are based upon what management of the Company believes are reasonable assumptions, there can be no assurance that forward-looking statements will prove to be accurate. If any of the risks or uncertainties, including those set forth below, materialize or if any of the assumptions proves incorrect, the results of the Company, could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties include, but are not limited to, references to the Company’s expectations regarding the closing of the public offering and its anticipated use of net proceeds from the offering; risks associated with the nature of the Company’s business model; the Company’s ability to execute its vision and growth strategy; the Company’s ability to attract and retain clients; the Company’s ability to assess and manage risks; changes in the law that affect the Company’s business and its ability to respond to such changes and incorporate them into its business model, as necessary; the Company’s ability to insure against and otherwise effectively manage risks that affect its business; risks arising from the COVID-19 pandemic or any other events that could cause wide-scale business disruptions; competition; reliance on third-party systems and software; the Company’s ability to protect and maintain its intellectual property; and general developments in the economy and financial markets. These and other risks are discussed in the Company’s filings with the SEC, including, without limitation, its Annual Report on Form 10-K, filed on December 13, 2019, and its periodic reports on Form 10-Q and Form 8-K, as well as the risks identified in the registration statement and the preliminary prospectus supplement relating to the offering. Statements made in connection with any guidance may refer to financial statements that have not been reviewed or audited. The Company undertakes no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change, except as required by applicable securities laws. The information in this press release shall not be deemed to be "filed" for the purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD. Further information on these and other factors that could affect the financial results of the Company, is included in the filings we make with the SEC from time to time. These documents are available on the "SEC Filings" subsection of the "Investor Information" section of the Company’s website at https://ir.shiftpixy.com/financial-information/sec-filings, or directly from the SEC’s website at https://www.sec.gov.

Consistent with the SEC’s April 2013 guidance on using social media outlets like Facebook and Twitter to make corporate disclosures and announce key information in compliance with Regulation FD, the Company is alerting investors and other members of the general public that the Company will provide updates on operations and progress required to be disclosed under Regulation FD through its social media on Facebook, Twitter, LinkedIn and YouTube. Investors, potential investors, shareholders and individuals interested in the Company are encouraged to keep informed by following us on Facebook, Twitter, LinkedIn and YouTube.

Media Contact:

Amy Wang
amy.wang@shiftpixy.com
(949) 245-7291